Exhibit 99.1

Press / Investor Contact:

Bonnie Ortega

VP – Corporate Communications

Cardium Therapeutics, Inc.

Tel: (858) 436-1018

Email: InvestorRelations@cardiumthx.com

CARDIUM ANNOUNCES $4.0 MILLION PREFERRED STOCK FINANCING

AND REPORTS ON EXCHANGE LISTING COMPLIANCE

SAN DIEGO, CA – April 5, 2013 – Cardium Therapeutics (NYSE MKT: CXM) today announced that it has entered into a definitive agreement with a single institutional healthcare fund managed by Sabby Management LLC (“Sabby”), the Company’s largest shareholder, for a financing of up to $4.0 million in gross proceeds. Ladenburg Thalmann & Co. Inc., a subsidiary of Ladenburg Thalmann Financial Services Inc. (NYSE MKT: LTS), served as the exclusive placement agent on the transaction.

“We are pleased by Sabby’s additional investment in the Company, and with this financing we look forward to further building Cardium’s medical opportunities portfolio, including our FDA-cleared Excellagen product which is now being introduced into targeted wound care markets,” stated Christopher J. Reinhard, Cardium’s Chairman and CEO.

Under the terms of the agreement, Cardium will issue up to 4,012 shares of zero coupon Series A Convertible Preferred Stock, which are non-voting. Each share of Series A Preferred Stock has a purchase price and liquidation preference of $1,000 per share while held as preferred stock, or they may be converted into 10,989 shares of voting common stock, subject to certain conversion adjustments and conditions as set forth in the certificate of designation, including a limitation which provides that the investor’s ownership position in common stock cannot exceed 9.99% of Cardium’s current outstanding shares of common stock.

The company also reported that in view of the proposed financing, the NYSE MKT, which is the Company’s current listing exchange has granted an additional quarterly extension of the Company’s listing exchange compliance plan from March 30, 2013 to June 30, 2013, although as is normal course the Company’s exchange compliance would continue to be evaluated on an ongoing basis.

The initial closing covering the sale of 2,356 shares of Series A preferred stock, of approximately $2.35 million in gross proceeds, which is subject to the satisfaction of customary closing conditions, is expected to be completed on or about April 9, 2013. The second closing, covering the sale of 1,656 shares of Series A preferred stock, for an additional amount of approximately $1.65 million in gross proceeds, is contingent upon stockholder approval. In connection with the Securities Purchase Agreement, and in furtherance of the Company’s NYSE MKT exchange listing compliance, Cardium has also agreed to seek stockholder approval for the company to effect a reverse stock split of its issued and outstanding common stock. The Company plans to submit proposals to approve the sale of the second tranche of 1,656 shares of Series A Preferred Stock and authorization for the proposed reverse stock split of its issued and outstanding common stock at Cardium’s upcoming annual meeting of stockholders. A more complete description of the terms and conditions of the financing will be available in the Form 8-K to be filed by the Company with the Securities and Exchange Commission. The net proceeds from this transaction will be used for general working capital purposes.

The preferred stock described above is being offered by the Company pursuant to a shelf registration statement that was filed by Cardium Therapeutics with the Securities and Exchange Commission (the “SEC”) and declared effective by the SEC on August 27, 2010. A prospectus supplement related to the offering will be filed with the SEC on April 5, 2013. Copies of the prospectus and accompanying prospectus supplement relating to the offering may be obtained from the SEC’s website at http://www.sec.gov, or by request from Ladenburg Thalmann & Co., Inc., 4400 Biscayne Blvd., 14th Floor, Miami, Florida 33137.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any of the Company’s securities. No offer, solicitation, or sale will be made in any jurisdiction in which such offer, solicitation, or sale is unlawful. The terms and conditions of the transactions described in this press release are qualified in their entirety by reference to the transaction documents, which will be filed with the SEC on Form 8-K.

With respect to exchange listing compliance, on April 4, 2013, we received a communication from the NYSE MKT, the company’s current exchange, indicating that the exchange had determined that in accordance with section 1009 of the exchange’s company guide, we had made a reasonable demonstration of our ability to regain compliance with Section 1003(a)(iv) of the company guide by the end of a revised plan period which was determined to be June 30, 2013. The company will continue to be subject to periodic review by the exchange staff during the period covered by the plan. Failure to make progress consistent with the plan or to regain compliance with the continued listing standards by the end of the applicable extension periods could result in the company’s shares being delisted from the exchange. If the company’s common stock was not traded on the NYSE MKT, it would be expected to trade on the OTCQX, an alternative regulated quotation service that provides quotes, sale prices and volume information in over-the-counter equity securities. The company’s common stock was traded on the OTC until July 2007, when the company elected to instead list its shares on the American Stock Exchange.

About Cardium

Cardium is an asset-based health sciences and regenerative medicine company focused on the acquisition and strategic development of innovative products and businesses with the potential to address significant unmet medical needs and having definable pathways to commercialization, partnering or other economic monetizations. Cardium’s current portfolio includes the Tissue Repair Company, Cardium Biologics, and the Company’s newly-acquired To Go Brands® nutraceutical business. The Company’s lead commercial product, Excellagen® topical gel for wound care management, has received FDA clearance for marketing and sale in the United States. Cardium’s lead clinical development product candidate Generx® is a DNA-based angiogenic biologic intended for the treatment of patients with myocardial ischemia due to coronary artery disease. To Go Brands® develops, markets and sells dietary supplements through established regional and national retailers. In addition, consistent with its capital-efficient business model, Cardium continues to actively evaluate new technologies and business opportunities. News from Cardium is located at www.cardiumthx.com.

Forward-Looking Statements

For example, there can be no assurance that the preferred stock offering can be completed as proposed or that the company will not be adversely affected by risks and uncertainties that could impact our operations, business or other matters, as described in more detail in our filings with the Securities and Exchange; that certain elements of the financing will be approved by stockholders or that they will authorize a reverse stock split; that the company will satisfy the requirements of its compliance plan and will otherwise continue to satisfy the listing requirements of its exchange or that its shares can continue to be listed on a national exchange; that planned product development efforts and clinical studies can be performed in an efficient and effective manner; that regulatory approvals can be obtained in a timely manner or at all; that partnering, distribution or other commercialization efforts can be achieved; that our products or proposed products will prove to be sufficiently safe and effective; that our products or product candidates will not be unfavorably compared to competitive products that may be regarded as safer, more effective, easier to use or less expensive; that third parties on whom we depend will behave as anticipated; or that necessary regulatory approvals will be obtained. Actual results may also differ substantially from those described in or contemplated by this press release due to risks and uncertainties that exist in our operations and business environment, including, without limitation, risks and uncertainties that are inherent in the development, testing and marketing of biologics, medical devices and other products, and the conduct of human clinical trials, including the timing, costs and outcomes of such trials, whether our efforts to launch new products and expand our markets will be successful or completed within the time frames contemplated, our dependence upon proprietary technology, our ability to obtain necessary funding, regulatory approvals and qualifications, our history of operating losses and accumulated deficits, our reliance on collaborative relationships and critical personnel, and current and future competition, as well as other risks described from time to time in filings we make with the Securities and Exchange Commission. We undertake no obligation to release publicly the results of any revisions to these forward-looking statements to reflect events or circumstances arising after the date hereof.

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Cardium Therapeutics®, Generx®, Cardionovo®, Tissue Repair™, Gene Activated Matrix™, GAM™, Excellagen®, Excellarate™, Osteorate™, MedPodium®, Appexium®, Linée®, Alena®, Cerex®, D-Sorb™, Neo-Energy®, Neo-Carb Bloc®, Neo-Chill™, and Nutra-Apps® are trademarks of Cardium Therapeutics, Inc. or Tissue Repair Company. To Go Brands® is a trademark of To Go Brands, Inc.

Other trademarks belong to their respective owners.